UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 1, 2018

(Date of earliest event reported)

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.

234 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices, including zip code)

(203) 404-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 1, 2018, the Company held its 2018 annual meeting of shareholders (the “Annual Meeting”). The shareholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the SEC on March 29, 2018. Of the 38,607,017 common shares outstanding as of the record date, 29,222,271 shares, or 75.7%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of shareholders at the Annual Meeting.

Proposal No. 1: Election of three nominees to serve as directors until the 2021 annual meeting of shareholders and until their respective successors are elected and qualified.  The votes were cast as follows:

Proposal	Votes For	Votes Against	Abstained
Proposal No. 1(a): Dr. Eric Aguiar	20,841,386	2,870,045	492,235
Proposal No. 1(b): Dr. Albert Cha	21,612,011	2,099,221	492,434
Proposal No. 1(c): Ms. Julia Gregory	22,898,225	813,239	492,202

Broker Non-Votes:  5,018,605

All nominees were elected.

Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of appointment of PricewaterhouseCoopers LLP	29,177,327	2,274	42,670

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.

	By:	/s/ Vlad Coric
Date: May 17, 2018		Vlad Coric, M.D.
Chief Executive Officer